Exhibit 99.1

Sizzle Acquisition Corp. II Announces the Pricing of $200,000,000 Initial Public Offering

Each Unit Includes One Class A Ordinary Share and One Share Right to Receive 1/10th of a Class A Ordinary Share

New York, NY, April 1, 2025 (GLOBE NEWSWIRE) -- Sizzle Acquisition Corp. II (the “Company”) announced today the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and begin trading tomorrow, April 2, 2025, under the ticker symbol “SZZLU.” Each unit consists of one Class A ordinary share and one right (the “Share Right”) to receive one tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination. An amount equal to $10.00 per unit will be deposited into a trust account upon the closing of the offering. Once the securities constituting the units begin separate trading, the Class A ordinary shares and Share Rights are expected to be listed on Nasdaq under the symbols “SZZL” and “SZZLR,” respectively. The offering is expected to close on April 3, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution. The Company’s primary focus, however, will be on the industries of restaurant, hospitality, food and beverage, retail, consumer, food and food related technology, real estate industries such as “proptech”, mining, professional sports teams, airlines and technology. The Company intends to pursue completing a business combination with an established business of scale poised for continued growth, led by a highly regarded management team.

The Company’s management team is led by Steve Salis, its Chief Executive Officer and Chairman of the Board of Directors (the “Board”), Jamie Karson, its Non-Executive Vice-Chairman of the Board and Daniel Lee, its Chief Financial Officer and Head of Business and Corporate Development. The Board also includes Neil Leibman, Warren Thompson and David Perlin.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022, or by email at prospectus@cantor.com.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on April 1, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Sizzle Acquisition Corp. II
Sheena Lajoie

sl@sizzlespac.com